                                 EXHIBIT 10 (E)

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                             CAMPBELL SOUP COMPANY








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                           DEFERRED COMPENSATION PLAN



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                          Effective: November 18, 1999



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                              CAMPBELL SOUP COMPANY



                           DEFERRED COMPENSATION PLAN

                                TABLE OF CONTENTS



ARTICLE                                                                                                           PAGE
-------                                                                                                           ----
I.       Definitions..................................................................................               1

II.      Eligibility and Participation................................................................               4

III.     Contributions................................................................................               4

IV.      Vesting and Forfeitures......................................................................               6

V.       Investment Accounts and Distributions........................................................               6

VI.      Administrative Procedures....................................................................               6

VII.     Claims Procedure.............................................................................               7

VIII.    Funding......................................................................................               8

IX.      Amendment and Termination....................................................................               8

X.       Change in Control............................................................................               8

XI.      Miscellaneous................................................................................              12

                              CAMPBELL SOUP COMPANY
                           DEFERRED COMPENSATION PLAN


         The Deferred Compensation Plan for Eligible Executives of Campbell Soup Company ("Plan") is designed to provide an additional method of planning for retirement and other significant saving needs. The Plan is intended to be an "unfunded" plan maintained for the purpose of providing deferred compensation to a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974. This Plan replaces and supersedes the Campbell Soup Company Salary Deferral Plan and the Campbell Soup Company Supplemental Savings Plan.

                                    ARTICLE I

                                   DEFINITIONS

         Unless the context otherwise requires, the following words and phrases as used herein shall have the following meanings:

         Section 1.1 "ACCOUNT BALANCE" means the total amount credited to the bookkeeping Investment Accounts in which Contributions are maintained for a Participant, including earnings thereon.

         Section 1.2 "ANNUAL INCENTIVE COMPENSATION" means any Employer annual incentive program which the Plan Administrator has approved as authorized for deferral under the Plan, including the Campbell Soup Company Management Worldwide Incentive Plan.

         Section 1.3 "BENEFICIARY" means the person that the Participant designates to receive any unpaid portion of the Participant's Account Balance should the Participant's death occur before the Participant receives the entire Account Balance. If the Participant does not designate a beneficiary, his Beneficiary shall be his spouse if he is married at the time of his death, or his estate if he is unmarried at the time of his death.

         Section 1.4 "BOARD OF DIRECTORS" means the board of directors of Campbell Soup Company.

         Section 1.5 "CAMPBELL STOCK" means Capital Stock of Campbell Soup Company.

         Section 1.6 "CAMPBELL STOCK INVESTMENT ACCOUNT" means an account in which deferred amounts are valued as if they were invested in the Campbell Stock unit fund maintained by Fidelity for the Savings Plan.

         Section 1.7 "CODE" means the Internal Revenue Code of 1986, as amended.


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


         Section 1.8 "COMMITTEE" means the Compensation and Organization Committee of the Board or a subcommittee thereof. All members of the Committee shall be "Outside Directors," as defined or interpreted for purposes of Section 162(m) of the Code, and "Non-Employee Directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "1934 Act").

         Section 1.9 "COMPENSATION" means, for purposes of the Plan, an Eligible Executive's Salary, LTPP award, Annual Incentive Compensation, Stock Option Gains and Director's Fees.

         Section 1.10 "CONTRIBUTIONS" mean amounts deferred under the Plan pursuant to Article III and allocated to a Participant's Account Balance. No money or other assets will actually be contributed to such Account Balance.

         Section 1.11 "DIRECTOR" means a member of the Board of Directors.

         Section 1.12 "DIRECTOR'S FEES" means retainers, meeting attendance fees and any other remuneration received by a Director.

         Section 1.13 "EFFECTIVE DATE" means November 18, 1999.

         Section 1.14 "EMPLOYEE" means an individual who is employed by the Employer.

         Section 1.15 "EMPLOYER" means the Campbell Soup Company and any subsidiary designated by the Vice President-Human Resources.

         Section 1.16 "ELIGIBLE EXECUTIVE" means an Employee who is classified as "exempt" under the Fair Labor Standards Act of 1938, as amended, and whose salary grade is at least 28 and whose annual base salary equals or exceeds the amount set forth in Code section 414(q) defining a highly compensated employee ($85,000 in 2000). Eligible Executive also means a non-employee Director.

         Section 1.17 "INVESTMENT ACCOUNT" means an accounting record, maintained for each Participant, valued in accordance with the performance of the investment choice in which the deferred amounts are allocated. No funds are actually contributed to an Investment Account. The Plan Administrator shall determine which Investment Accounts are offered.

         Section 1.18 "LTPP" means any Employer long-term incentive plan, including the Campbell Soup Company 1994 Long-Term Incentive Plan.

         Section 1.19 "OPTION" means either a nonqualified stock option or an incentive stock option to purchase Campbell Stock.

         Section 1.20 "PARTICIPANT" means an Eligible Executive who elects to participate in the Plan.


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


         Section 1.21 "PLAN" means this Deferred Compensation Plan, as may be amended from time to time.

         Section 1.22 "PLAN ADMINISTRATOR" means the Vice President - Human Resources of Campbell Soup Company or any person or entity designated by the Vice President - Human Resources.

         Section 1.23 "PLAN YEAR" means the 12-month period beginning January 1 and ending December 31.

         Section 1.24 "SALARY"

                   For purposes of Salary Deferral only, Salary means all amounts that are treated as wages for Federal income tax withholding under section 3401(a) of the Code for the Plan Year plus amounts that would be paid to the Employee during the year but for the Employee's election under a cash or deferred arrangement described in section 401(k) of the Code or a cafeteria plan described in section 125 of the Code. Notwithstanding the preceding sentence, Salary shall not include:

                  (a)      Stock Option Gains,

                  (b) contributions by the Employer to this or any other plan or plans for the benefit of its employees, except as otherwise expressly provided in this Plan, or

                  (c) amounts identified by the Employer as expense allowances or reimbursements regardless of whether such amounts are treated as wages under the Code.

         Section 1.25 "SALARY DEFERRAL" means the provision whereby an Eligible Executive can defer Salary in accordance with Section 3.1.

         Section 1.26 "SAVINGS PLAN" means the Campbell Soup Company Savings Plus Plan for Salaried Employees.

         Section 1.28 "STOCK OPTION GAINS" means the amount by which the market price of Campbell Stock exceeds the exercise price for an Option on the date of exercise of the Option.

         Section 1.27 "SUPPLEMENTAL SAVINGS" means the provision described in
Section 3.2.


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


                                   ARTICLE II

                          ELIGIBILITY AND PARTICIPATION

         Section 2.1 ELIGIBILITY. Each Eligible Executive may elect to defer all or a portion of Compensation in accordance with the Plan.

         Section 2.2 EXECUTIVES OUTSIDE THE UNITED STATES. Notwithstanding any other provisions of the Plan to the contrary, an Eligible Executive who is subject to tax outside of the United States is not eligible to participate in any feature of the Plan unless his or her participation has been approved in advance by the Plan Administrator.

         Section 2.3 PARTICIPATION. Any Eligible Executive who elects to participate in the Plan shall become a Participant in the Plan immediately upon enrolling as a Participant by the method required by the Plan Administrator. An individual shall remain a Participant under the Plan until all amounts credited to the Participant's Account Balance have been distributed to the Participant or the Participant's Beneficiary.

                                   ARTICLE III

                                  CONTRIBUTIONS

         Section 3.1 SALARY DEFERRAL. An Eligible Executive may elect to defer up to 50% of his or her Salary and to have the Employer make a contribution of that amount to his or her Account Balance.

         Section 3.2 SUPPLEMENTAL SAVINGS. On behalf of a Participant who contributes to the Savings Plan the required amount as set by the Plan Administrator, the Employer shall contribute to his or her Account Balance in each Plan Year an amount equal to the difference between 1) the Matching Company Contributions (as defined in the Savings Plan) that would have been made to the Savings Plan on behalf of the Participant using the Participant's total Salary and Annual Incentive Compensation award, without regard to any amounts deferred under this Plan, and without regard to the annual dollar limit under Code section 401(a)(17) (as adjusted from time to time), and 2) the actual Matching Company Contributions made to the Savings Plan. The benefit so calculated shall be credited to the Participant's Account Balance. No benefit shall accrue during any period of time when a Participant is not an active participant in the Savings Plan.

         Section 3.3 ANNUAL INCENTIVE COMPENSATION DEFERRAL. On behalf of a Participant who participates in a Annual Incentive Compensation plan, the Employer shall contribute to his or her Account Balance an amount equal to that portion of a Annual Incentive Compensation award that the Participant has elected to defer under the Plan.



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


         Section 3.4 LTPP DEFERRAL. On behalf of a Participant who participates in the LTPP, the Employer shall contribute to his or her Account Balance an amount equal to that portion of an eligible LTPP award that the Participant has elected to defer under the Plan.

         Section 3.5 STOCK OPTION GAIN DEFERRAL. (a) Participants eligible to participate in the Plan may elect to defer receipt of the gain that would otherwise be due upon exercise of an Option. Options subject to deferral shall have been awarded to the Participant more than seven years prior to the date of the election to defer. The election to defer must be made (i) in the calendar year prior to the calendar year in which the Option will be exercised and a minimum of six months prior to the exercise of an Option; and (ii) no later than six months prior to the last date on which the Option can be exercised by the Participant.

                  (b) In order to defer gain from the exercise of an Option, a Participant must use Campbell Stock that has been owned for more than six months to pay the exercise price of the Options. Options can be exercised on any date that is at least 180 days after the election to defer has been made.

                  (c) Each Option deferral election must specify the (i) Option grant date(s) and number of shares to be exercised; and (ii) deferral period. The period of deferral begins with the date of exercise. In order to be able to defer Stock Option Gains, the Option must be exercised while the Participant is actively employed. On behalf of a Participant who participates in Stock Option Gains deferral, the Employer shall contribute option gain shares to the Campbell Stock Investment Account. Option gain shares must remain in Campbell Stock Investment Account and cannot be reallocated at any time.

         Section 3.6 DIRECTOR COMPENSATION DEFERRAL. (a) Any non-employee Director may, by delivering a written election to the Plan Administrator on or before December 31 of any calendar year, elect to defer receipt of all or a specified part (in 10% increments) of his or her cash or Campbell Stock compensation during the calendar year following such election and succeeding calendar years. Non-employee Directors may also elect to defer Stock Option Gains in accordance with Section 3.5.

                  (b) Any person who shall become a non-employee Director during any calendar year, and who was not a non-employee Director on the preceding December 31, may, before his or her term begins, elect to defer receipt of all or a specified part of his or her cash and Campbell Stock compensation during the balance of such calendar year and for succeeding calendar years.

                  (c) Any such election shall be in writing and shall be delivered to the Plan Administrator. Campbell Stock compensation can only be deferred into the Campbell Stock Investment Account. Cash compensation may be deferred into any of the Investment Accounts.

                  (d) A non-employee Director's election to defer receipt of compensation shall continue until the date on which such director ceases to be a Director of the Company or until he or she terminates such election by written notice delivered to the Plan Administrator. Any such notice terminating an election to defer compensation shall be effective as of the end of the calendar year in which such notice of termination is delivered.

                                   ARTICLE IV

                             VESTING AND FORFEITURES

         Participants are fully vested in all amounts credited to their Account Balances, except as set forth below regarding Supplemental Savings and except for any vesting requirements related to LTPP awards.

         Contributions of Supplemental Savings vest shall in accordance with the following schedule:

                        Completed Years of Service           Vested Percentage
                     --------------------------------        -----------------
                     (as defined in the Savings Plan)
                                    1                                  20%
                                    2                                  40%
                                    3                                  60%
                                    4                                  80%
                                    5                                 100%

                                    ARTICLE V

                      INVESTMENT ACCOUNTS AND DISTRIBUTIONS

         Section 5.1 INVESTMENT ACCOUNTS. The Plan Administrator shall designate the Investment Accounts that will be available to Participants under the Plan. The Plan Administrator shall also designate how often and what procedures must be followed to reallocate amounts in the Investment Accounts.

         Section 5.2 DISTRIBUTIONS. The Plan Administrator shall establish written procedures providing Participants with instructions and requirements regarding distributions from the Plan.


                                   ARTICLE VI

                            ADMINISTRATIVE PROCEDURES

         Section 6.1 GENERAL. The Plan shall be administered by the Plan Administrator. The Plan Administrator shall establish procedures and rules regarding the timing of deferral elections, the time period for deferral (which shall not be less than two years) the forms of distribution, the maximum number of annual installment payments, the Investment Accounts for valuing Account Balances, reallocation of Account Balances among Investment Accounts, statements of Account

Balances, the time and manner of payment of Account Balances, and other administrative items for this Plan.

         Section 6.2 PLAN INTERPRETATION. The Plan Administrator shall have the authority and responsibility to interpret and construe the Plan and to decide all questions arising thereunder, including without limitation, questions of eligibility for participation, eligibility for Contributions, the amount of Account Balances, and the timing of the distribution thereof, and shall have the authority to deviate from the literal terms of the Plan to the extent the Plan Administrator shall determine to be necessary or appropriate to operate the Plan in compliance with the provisions of applicable law.

         Section 6.3 RESPONSIBILITIES AND REPORTS. The Plan Administrator may pursuant to a written instruction name other persons to carry out specific responsibilities. The Plan Administrator shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports that are furnished by any accountant, controller, counsel, or other person who is employed or engaged for such purposes.

                                   ARTICLE VII

                                CLAIMS PROCEDURE

         Section 7.1 DENIAL OF CLAIM FOR BENEFITS. Any denial by the Plan Administrator of any claim for benefits under the Plan by a Participant or Beneficiary shall be stated in writing by the Plan Administrator and delivered or mailed to the Participant or Beneficiary. The Plan Administrator shall furnish the claimant with notice of the decision not later than 90 days after receipt of the claim, unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period. In no event shall such extension exceed a period of 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render the final decision. The notice of the Plan Administrator's decision shall be written in a manner calculated to be understood by the claimant and shall include (i) the specific reasons for the denial, including, where appropriate, references to the Plan, (ii) any additional information necessary to perfect the claim with an explanation of why the information is necessary, and (iii) an explanation of the procedure for perfecting the claim.

         Section 7.2 APPEAL OF DENIAL. The claimant shall have 60 days after receipt of written notification of denial of his or her claim in which to file a written appeal with the Plan Administrator. As a part of any such appeal, the claimant may submit issues and comments in writing and shall, on request, be afforded an opportunity to review any documents pertinent to the perfection of his or her claim. The Plan Administrator shall render a written decision on the claimant's appeal ordinarily within 60 days of receipt of notice thereof but, in no case, later than 120 days.

                                  ARTICLE VIII

                                     FUNDING

         Section 8.1 FUNDING. The Employer shall not segregate or hold separately from its general assets any amounts credited to the Account Balances for Participants, and shall be under no obligation whatsoever to fund in advance any amounts under the Plan, including Contributions and earnings thereon.

         Section 8.2 INSOLVENCY. In the event that the Employer becomes insolvent, all Participants and Beneficiaries shall be treated as general, unsecured creditors of the Employer with respect to any amounts credited to the Account Balances.

                                   ARTICLE IX

                            AMENDMENT AND TERMINATION

         Section 9.1 The Employer reserves the right to amend or terminate the Plan at any time by action of the Vice President-Human Resources. Notwithstanding the foregoing, no such amendment or termination shall reduce any Participant's Account Balance as of the date of such amendment or termination. Upon a complete termination of the Plan, all vested amounts credited to Participants' Account Balances may be immediately distributed or may be paid out in accordance with Participant's deferral elections at the discretion of the Plan Administrator.


                                    ARTICLE X

                                CHANGE IN CONTROL

         Section 10.1 PROVISIONS. Notwithstanding anything contained in the Plan to the contrary, the provisions of this Article X shall govern and supersede any inconsistent terms or provisions of the Plan.

         Section 10.2 DEFINITION OF CHANGE IN CONTROL. For purposes of the Plan "Change in Control" shall mean any of the following events:

                  (a) The acquisition in one or more transactions by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding voting securities (the "Voting Securities"), provided, however, that for purposes of this Section 10.2(a), the Voting Securities acquired directly from the Company by any Person shall be excluded from the determination of such Person's Beneficial Ownership of Voting Securities (but such Voting Securities shall be included in the calculation



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


of the total number of Voting Securities then outstanding); or

                  (b) The individuals who, as of January 25, 1990, were members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board; or

                  (c) Approval by stockholders of the Company of (1) a merger or consolidation involving the Company if the stockholders of the Company, immediately before such merger or consolidation, do not own, directly or indirectly immediately following such merger or consolidation, more than eighty percent (80%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger or consolidation or (2) a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company; or

                  (d) Acceptance of stockholders of the Company of shares in a share exchange if the stockholders of the Company, immediately before such share exchange, do not own, directly or indirectly immediately following such share exchange, more than eighty percent (80%) of the combined voting power of the outstanding voting securities of the corporation resulting from such share exchange in substantially the same proportion as their ownership of the Voting Securities outstanding immediately before such share exchange.

         Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because twenty-five percent (25%) or more of the then outstanding Voting Securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries, (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition, (iii) any "Grandfathered Dorrance Family Stockholder" (as hereinafter defined) or (iv) any Person who has acquired such Voting Securities directly from any Grandfathered Dorrance Family Stockholder but only if such Person has executed an agreement which is approved by two-thirds of the Board and pursuant to which such Person has agreed that he (or they) will not increase his (or their) Beneficial Ownership (directly or indirectly) to 30% or more of the outstanding Voting Securities (the "Standstill Agreement") and only for the period during which the Standstill Agreement is effective and fully honored by such Person. For purposes of this Section, "Grandfathered Dorrance Family Stockholder" shall mean at any time a "Dorrance Family Stockholder" (as hereinafter defined) who or which is at the time in question the Beneficial Owner solely of (v) Voting Securities Beneficially Owned by such individual on January 25, 1990, (w) Voting Securities acquired directly from the Company, (x) Voting Securities acquired directly from another Grandfathered Dorrance Family Stockholder, (y) Voting Securities which are also Beneficially Owned by other Grandfathered Dorrance Family Stockholders at the time in question, and (z) Voting Securities acquired after January 25, 1990 other than directly from the Company or from another Grandfathered Dorrance Family Stockholder by any "Dorrance Grandchild" (as hereinafter defined) provided that the aggregate amount of Voting Securities so acquired by each such Dorrance Grandchild shall not exceed five percent (5%) of the Voting Securities outstanding at the time of such acquisition. A "Dorrance Family Stockholder" who or which is at the time in question the Beneficial Owner of Voting Securities which are not specified in clauses (v), (w), (x), (y) and (z) of the immediately preceding sentence shall not be a Grandfathered Dorrance Family Stockholder at the time in question. For purposes of this Section, "Dorrance Family Stockholders" shall mean individuals who are descendants of the late Dr. John T. Dorrance, Sr. and/or the spouses, fiduciaries and foundations of such descendants. A "Dorrance Grandchild" means as to each particular grandchild of the late Dr. John T. Dorrance, Sr., all of the following taken collectively: such grandchild, such grandchild's descendants and/or the spouses, fiduciaries and foundations of such grandchild and such grandchild's descendants.

         Moreover, notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

         Section 10.3 DEFINITION OF "TERMINATION FOLLOWING A CHANGE IN CONTROL." For purposes of the Plan, "Termination Following a Change in Control" means a termination of employment:

                  (a)      initiated by the employer of the Participant, or

                  (b) initiated by the Participant following one or more of the following events:

                           (i) an assignment to the Participant of any duties
materially inconsistent with, or a reduction or change by his or her employer in the nature or scope of the authority, duties or responsibilities of the Participant from those assigned to or held by the Participant immediately prior to the Change in Control;

                           (ii) any removal of the participant from the
positions held immediately prior to the Change in control, except in connection with promotions to positions of greater responsibility and prestige;

                           (iii) any reduction by his or her employer in the
Participant's compensation as in effect immediately prior to the Change in Control or as the same may be increased thereafter;

                           (iv) revocation or any modification of any employee
benefit plan, or any action taken pursuant to the terms of any such plan, that materially reduces the opportunity of the Participant to receive benefits under any such plan;

                           (v) a transfer or relocation of the site of
employment of the Participant immediately preceding the Change in Control, without the Participant's express written consent, to a location more than fifty
(50) miles distant therefrom, or that is otherwise an unacceptable commuting distance from the Participant's principal residence at the date of the Change in Control; or

                           (vi) a requirement that the Participant undertake
business travel to an extent substantially greater than the Participant's business travel obligation immediately prior to the Change in Control.


         Section 10.4 ACCRUED BENEFIT.

                  (a) Upon a Change in Control, the Campbell Stock Investment Account shall be converted into cash in an amount equal to the greater of (1) the highest price per share of the Campbell's Stock (a "Share") paid to holders of the Shares in any transaction (or series of transactions) constituting or resulting in a Change in Control or (2) the highest fair market value per Share during the ninety (90) day period ending on the date of a Change in Control multiplied by the number of units of Company Stock credited to an Executive's Account Balance under the Plan.

                  (b) Upon an Executive's Termination Following a Change in Control within two (2) years after a Change in Control, the Company shall, within thirty (30) days, pay to the Executive a lump sum cash payment equal to the lump sum of his Account Balance as of the date of his termination of employment regardless of the Executive's previous distribution election.

                  (c) Immediately upon a Change in Control, regardless of whether a non-employee Director's services as a member of the Board of Directors cease, he or she shall receive any amounts credited to his or her deferred Account Balance to the date of the Change in Control in one lump sum payment.

         Section 10.5 AMENDMENT OR TERMINATION.

                  (a) This Article X shall not be amended or terminated at any time if any such amendment or termination would adversely affect the rights of any Participants under the Plan.

                  (b) For a period of two (2) years following a Change in Control, the Plan shall not be terminated or amended in any way that would adversely affect the rights of the Participants, nor shall the manner in which the Plan is administered be changed in a way that adversely affects the Executive's right to existing or future Company provided benefits or contributions provided hereunder. Furthermore, the Plan may not be merged or consolidated with any other program during said two-year period.

                  (c) Any amendment or termination of the Plan prior to a Change in Control and which (1) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control or (2) otherwise arose in connection with or in anticipation of a Change in Control, shall be null and void and shall have no effect whatsoever.

                                   ARTICLE XI

                                  MISCELLANEOUS

         Section 11.1 NO EMPLOYMENT CONTRACT. The establishment or existence of the Plan shall not confer upon any individual the right to be continued as an employee or Director. The Employer expressly reserves the right to discharge any employee whenever in its judgment its best interests so require.

         Section 11.2 NON-ALIENATION. No amounts payable under the Plan shall be subject in any manner to anticipation, assignment, or voluntary or involuntary alienation.

         Section 11.3 GOVERNING LAW. The Plan shall be governed by and construed in accordance with the laws of the State of New Jersey to the extent not preempted by federal law.

         Section 11.4 WITHHOLDING. The Employer shall withhold from any benefits payable under the Plan all federal, state and local income taxes or other taxes required to be withheld pursuant to applicable law.

         Section 11.5 INCAPACITY. If the Plan Administrator, in its sole discretion, deems a Participant or Beneficiary who is eligible to receive any payment hereunder to be incompetent to receive the same by reason of illness or any infirmity or incapacity of any kind, the Plan Administrator may direct the Employer to apply such payment directly for the benefit of such person, or to make payment to any person selected by the Plan Administrator to disburse the same for the benefit of the Participant or Beneficiary. Payments made pursuant to this Section shall operate as a discharge, to the extent thereof, of all liabilities of the Employer, the Plan Administrator and the Plan to the person for whose benefit the payments are made.

         Section 11.6 CONSTRUCTION OF TERMS. For purposes of the Plan, the singular shall include the plural, and vice versa and the masculine shall include the feminine.

         Section 11.7 BINDING UPON SUCCESSORS. The liabilities under the Plan shall be binding upon any successor, assign or purchaser of the Employer or any purchaser of substantially all of the assets of the Employer.

         Section 11.8 TRUST ARRANGEMENT. All benefits under the Plan represent an unsecured promise to pay by the Employer. The Plan shall be unfunded and the benefits hereunder shall be paid only from the general assets of the Employer resulting in the Executives having no greater rights than the Employer's other general creditors. Nothing herein shall prevent or prohibit the Employer from establishing a trust or other arrangement for the purpose of providing for the payment of the benefits payable under the Plan.